As filed with the Securities and Exchange Commission on March 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERRIMACK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3210530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan

(Full Title of the Plan)

Robert J. Mulroy

President and Chief Executive Officer

Merrimack Pharmaceuticals, Inc.

One Kendall Square, Suite B7201

Cambridge, Massachusetts 02139

(Name and Address of Agent for Service)

(617) 441-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,588,314 shares	$5.015(2)	$17,995,394.71(2)	$2,317.81

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on February 28, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2011 Stock Incentive Plan of Merrimack Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-180996, filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2012 by the Registrant, relating to the Registrant’s 1999 Stock Option Plan, as amended, 2008 Stock Incentive Plan, as amended, and 2011 Stock Incentive Plan and (ii) the Registration Statement on Form S-8, File No. 333-186370, filed with the SEC on February 1, 2013 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 4th day of March, 2014.

MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert J. Mulroy
Robert J. Mulroy
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Merrimack Pharmaceuticals, Inc., hereby severally constitute and appoint Robert J. Mulroy and William A. Sullivan, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Merrimack Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Mulroy Robert J. Mulroy	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2014

/s/ William A. Sullivan William A. Sullivan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 4, 2014

/s/ Gary L. Crocker Gary L. Crocker	Chairman of the Board	March 4, 2014

/s/ James van B. Dresser James van B. Dresser	Director	March 4, 2014

/s/ Gordon J. Fehr Gordon J. Fehr	Director	March 4, 2014

/s/ John Mendelsohn, M.D. John Mendelsohn, M.D.	Director	March 4, 2014

/s/ Sarah E. Nash Sarah E. Nash	Director	March 4, 2014

/s/ Michael E. Porter, Ph.D. Michael E. Porter, Ph.D.	Director	March 4, 2014

/s/ James H. Quigley James H. Quigley	Director	March 4, 2014

/s/ Anthony J. Sinskey, Sc.D. Anthony J. Sinskey, Sc.D.	Director	March 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant

24.1	Powers of Attorney (included on the signature pages to the Registration Statement)

99.1(2)	2011 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-180996) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175427), and incorporated herein by reference.